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                                                                   EXHIBIT 4.15

                            CREDIT DEPOT CORPORATION

                  NOTE PURCHASE AGREEMENT (the "Purchase Agreement") made as of this 26th day of August, 1997 between Credit Depot Corporation, a Delaware corporation with its principal offices at 700 Wachovia Center, Gainesville, Georgia 30501 (the "Company") and the undersigned subscriber (the
"Subscriber").

                  WHEREAS, the Company desires to issue up to $4,000,000 of Secured Convertible Bridge Notes (the "Secured Notes") which are convertible into the Company's Common Stock, $.001 par value (the "Common Stock") and accompanying Warrants (the "Warrants") to purchase up to 10,000,000 shares of the Company's Common Stock (the Secured Notes, the Warrants and the Common Stock being referred to as the "Securities") and the Subscriber desires to acquire that amount of Secured Notes set forth on the signature page hereof;

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

                  I.       SUBSCRIPTION FOR SECURITIES AND REPRESENTATIONS BY

SUBSCRIBER

                           1.1 Subject to the terms and conditions hereinafter
set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Secured Notes and accompanying Warrants as is set forth upon the signature page hereof at a price equal to $1000 per $1000 face amount of Secured Notes and 2,500 Warrants and the Company agrees to sell such Secured Notes and Warrants to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser amount of Secured Notes and Warrants as it may, in its sole discretion, deem necessary or desirable. The purchase price is payable by wire transfer or certified or bank check made payable to Credit Depot Corporation, at or prior to the closing of this Purchase Agreement. The Secured Notes and Warrants will be delivered by the Company at the closing.

                           1.2 The Subscriber recognizes that the purchase of
the Securities involves a high degree of risk in that (i) no public market exists for the Securities other than the underlying shares of Common Stock;
(ii) an investment in the Securities is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Subscriber may not be able to liquidate its investment; (iv) the Company requires substantial additional capital to continue to meet its operating expenses and will be unable to do so unless it obtains additional financing and as a result the investor's ability to be repaid is dependent on the Company's obtaining additional financing, as to which the Company has no commitment and (v) an investor could sustain the loss of its entire investment.


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         1.3      The Subscriber represents as follows:

                  (a) The Subscriber represents that it is an "accredited investor" as such term in defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), and that it is able to bear the economic risk of an investment in the Securities.

                  (b) The Subscriber acknowledges that it has significant prior investment experience, including investment in non-listed and non-registered securities, or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to it in the Securities and to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment. The Subscriber acknowledges that it has carefully read the Secured Note, the Guaranty (the "Guaranty") and the Security Agreement (the "Security Agreement") attached hereto as Exhibits A, B and C, respectively, and fully understands the contents thereof.

                  (c) The Subscriber represents that the Securities are being purchased for its own account, for investment and not for distribution or resale to others. The Subscriber agrees that it will not sell or otherwise transfer such Securities unless they are registered under the Act or unless an exemption from such registration is available.

                  (d) The Subscriber understands that the Securities have not been registered under Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon its investment intention. In this connection, the Subscriber understands that it is the position of the Securities and Exchange Commission ("SEC") that the statutory basis for such exemption would not be present if its representation merely meant that its present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell after a pre-determined amount of time would represent a purchase with an intent inconsistent with its representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

                  (e) The Subscriber understands that there is no public market for the Securities, other than the Common Stock issuable upon conversion of the Secured Notes and the Common Stock issuable upon exercise of the Warrants. The Subscriber understands that Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands and hereby acknowledges that the Company is the only person that can register the Securities under the Act and is under no obligation to register the Securities under the Act, with the exception of

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certain registration rights set forth in Article III herein. The Subscriber acknowledges that the Company may, if it desires, permit the transfer of the Secured Notes, the Warrants or the Common Stock issuable upon conversion and/or exercise thereof out of its name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws") and subject to the provisions of Section 1.3(f) hereof.

                  (f) The Subscriber consents to the placement of a legend on any certificate or other document evidencing its Securities and the Common Stock issuable upon conversion and/or exercise of such Securities stating that they have not been registered under the Act and under applicable Securities Laws and setting forth or referring to the restrictions on transferability and sale thereof.

                  (g) The Subscriber understands that the Company will review this Purchase Agreement and is hereby given authority by the undersigned to call its bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

                  (h) The Subscriber hereby represents that the address of Subscriber furnished by it at the end of this Purchase Agreement is the undersigned's principal residence if it is an individual or its principal business address if it is a corporation or other entity.

         1.4      The Subscriber represents that:

                  (a) The Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company, and all such questions, if any, have been answered to the full satisfaction of the Subscriber;

                  (b) The Subscriber has such knowledge and expertise in financial and business matters that the Subscriber is capable of evaluating the merits and risks involved in an investment in the Securities;

                  (c) The Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of Federal and State the Securities Laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Securities;

                  (d) The Subscriber has full power and authority to execute and deliver this Purchase Agreement and to perform the obligations of the


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undersigned hereunder; and this Purchase Agreement is a legally binding obligation of the undersigned in accordance with its terms; and

            (e) Except as set forth in this Purchase Agreement, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Subscriber is not relying on any information, other than the results of independent investigation by the Subscriber.

II.      REPRESENTATIONS AND COVENANTS BY THE COMPANY

            The Company represents and warrants to the Subscriber:

                  (a) Each of the Company and the Subsidiary Guarantors (as such term is defined in the Security Agreement) is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct and is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries or their respective properties taken as a whole.

                  (b) The execution, delivery and performance of this Purchase Agreement, the Securities and the Security Agreement by the Company have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Securities will have been duly taken and approved.

                  (c) The execution, delivery and performance of the Subsidiary Guarantee by each Subsidiary Guarantor have been duly approved by the Board of Directors of each Subsidiary Guarantor and all other actions required to authorize and effect the Subsidiary Guarantee by each Subsidiary Guarantor will have been taken and approved.

                  (d) The Securities have been duly and validly authorized and are enforceable in accordance with their respective terms. The Security Agreement is duly and validly authorized and enforceable in accordance with its terms and the Secured Notes, when issued and paid for in accordance with the terms hereof, will be fully paid and non-assessable and valid and binding obligations of the Company enforceable in accordance with their respective terms. The Common Stock issuable upon conversion of the Secured Notes and exercise of the Warrants will upon issuance thereof and payment therefor in accordance with their terms be fully paid and non-assessable.

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                  (e) As to each Subsidiary Guarantor, the Subsidiary Guarantee is duly and validly authorized and enforceable in accordance with its terms.

                  (f) The Company will at all times during the term of the Securities have authorized and reserved a sufficient number of shares of Common Stock to provide for conversion of the Secured Notes and exercise of the Warrants.

                  (g) Each of the Company and the Subsidiary Guarantors has obtained all licenses, permits, other governmental authorizations and required consents necessary to the conduct of their respective businesses and the execution, delivery and performance of this Purchase Agreement and the Notes, Warrants, Security Agreement and Subsidiary Guaranty (as defined in the Security Agreement); such licenses, permits, other governmental authorizations and required consents obtained are in full force and effect; and the Company and the Subsidiary Guarantors are in all material respects complying therewith. Except for the consents, authorizations, orders and/or filings already obtained and/or made, no consent, authorization or order of, and no filing with, any court, government agency or other body is required of the Company or the Subsidiary Guarantors for the issuance of (i) the Notes or the Warrants pursuant to this Purchase Agreement or (ii) except with respect to applicable Federal and state securities laws, Common Stock issuable on conversion of the Notes or the exercise of the Warrants .

                  (h) The Company knows of no pending or threatened legal or governmental proceedings to which the Company or any of the Subsidiary Guarantors is a party which could materially adversely affect the business, property, financial condition or operations of the Company.

                  (i) Each of the Company and the Subsidiary Guarantors is not in violation of or default under, nor will the execution and delivery of this Purchase Agreement, the Security Agreement and the Subsidiary Guarantee, the issuance of the Securities and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of or constitute a default under: (i) the certificate of incorporation or by-laws of the Company or any Subsidiary Guarantor; (ii) any agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or any of the Subsidiary Guarantors is a party or by which it or any of its properties may be bound; (iii) any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign, applicable to the Company or any Subsidiary Guarantor or any of their respective properties. All filings by the Company pursuant to the Securities Exchange Act of 1934, as amended, have been timely filed during the past 12 months and contain no material misstatements required to be stated therein or omit to state material facts necessary in order to make the statements made

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therein, in light of the circumstances under which they were made, not misleading.

                               (j) The Company covenants that it shall provide
Subscriber with the opportunity to ask additional questions of and receive answers (all of which information shall be limited to information in the public realm) from the Company concerning the Company during the period which the Subscriber owns any of the Securities;




                      III.     REGISTRATION OF SECURITIES

                  3.1 Registration Rights. The Company agrees that the Company shall use its best efforts to effect the registration under the Act and registration or qualification under all applicable state securities laws of the Common Stock issuable, or any other securities that may become issuable, upon conversion of the Secured Notes and exercise of the Warrants (the "Registrable Securities") on or before November 30, 1997.

                  3.2 Registration Procedures. When the Company is obligated to effect the registration of Registrable Securities under the Act, the Company will:

                      (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) the date on which all Registrable Securities included in the registration statement have been sold or (ii) two years after the effective date;

                      (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and current until the earlier of (i) the date on which all Registrable Securities have been sold or (ii) two years after the effective date of such registration statement; provided that such two year period shall be extended by any period after the effective date of such registration statement when the registration statement is not effective or current; during such period, if the registration statement is not effective or current, the Company shall use its best efforts as may be necessary to make such registration statement effective and current;

                      (c) furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

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                  (d) use its best efforts to register or qualify the
securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within twenty (20) days following the mailing, by first class mail, of a notice of the original filing of such registration statement, such notice to be mailed within 5 business days of such filing, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify such holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holder;

                  (h) promptly prepare and file with the SEC and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                  (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  (j) upon the effectiveness of such registration statement, the Registrable Securities included in the registration statement shall be listed on the Nasdaq National Market or the Nasdaq SmallCap Market if the other shares of outstanding Common Stock of the Company are so listed and on each national securities exchange on which the other shares of outstanding Common Stock of the Company are then listed.

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                  3.3 Agreements of the Holders of Registrable Securities. Each
holder of Registrable Securities hereby agrees to provide the Company, or its agents or designees, with all information reasonably requested in connection with the registration under the Act or any applicable state securities law of any Registrable Securities.

                  3.4 Expenses.

                  (a) With respect to the registration pursuant to Section 3.1 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that any security holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes, if any.

                  (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants, if any, for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

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         3.5      Indemnification.

                  (a) The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Sections 3.1, hereof, its directors and officers, and any underwriter (as defined in the Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, reasonable cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, reasonable costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, reasonable cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                  (b) Each holder of Registrable Securities included in a registration pursuant to the provisions of Sections 3.1, hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, reasonable costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

                  (c) If the indemnification provided for in subsection (a) and
(b) of this Section 3.5 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount

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paid or payable by such indemnified party referred to in subsections (a) and
(b) of this Section 3.5 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which results in losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omissions. The parties agree that it would not be just and equitable if contributions pursuant to this clause were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (c). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability or proceeding which is the subject of this clause. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything herein to the contrary, no person who sold Common Stock shall have to indemnify or otherwise contribute an amount to any other party in excess of the total proceeds received by such person from the sale of Registrable Securities.

                  (d) Promptly after receipt by an indemnified party pursuant to the provisions of subsection (a) or (b) of this Section 3.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subsection (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense

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of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subsection (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         3.6 The Company acknowledges that there is no adequate remedy at law for its failure to comply with the provisions of this Article III and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Article III may be specifically enforced. In the event that the Company shall fail to file the Registration Statement when required pursuant to Section 3.1 above or to keep the Registration Statement effective as provided in this Article III or otherwise fails to comply with its obligations and agreements in this Article III, then, in addition to any other rights or remedies Subscribers may have at law or in equity, including without limitation, the right of rescission, the Company shall indemnify and hold harmless the Subscribers from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Company shall also reimburse the Subscribers for any and all reasonable legal fees and expenses incurred by them in enforcing their rights pursuant to this Article III, regardless of whether any litigation was commenced.

         IV.      MISCELLANEOUS

         4.1 All notices, consents and other communications under this Purchase Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) one business day after the business day of transmission if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) one business day after the business day of deposit with the carrier, if sent for next business day delivery by Express Mail, Federal Express or other recognized express delivery service (receipt requested), in each case addressed to the Company at 700 Wachovia Center, Gainesville, Georgia 30501, Attention:
Gerald F. Sullivan, Sr., and to the Subscriber at its address indicated on the last page of this Purchase Agreement (or to such other addresses, telex numbers and the telecopier numbers as a party may designate as to itself by notice to the other parties).

         4.2 This Purchase Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Purchase

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Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         4.3 This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Purchase Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         4.4 Notwithstanding the place where this Purchase Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Purchase Agreement shall be adjudicated before a court located in New York and they hereby submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts in New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Purchase Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

         4.5 This Purchase Agreement may be executed in counterparts. Upon the execution and delivery of this Purchase Agreement by the Subscriber, this Purchase Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Securities as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

         4.6 The holding of any provision of this Purchase Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Purchase Agreement, which shall remain in full force and effect.

         4.7 It is agreed that a waiver by either party of a breach of any provision of this Purchase Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         4.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Purchase Agreement.

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         4.9  The Company agrees to pay, at closing, the fees and expenses of counsel to Thieme Fonds International, which fees and expenses are not to exceed $9,000.

         4.10 The Company recognizes that the rights of the holders of the Secured Notes and Warrants under this Purchase Agreement are unique and, accordingly, the holders of the Secured Notes and Warrants shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Purchase Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate. This Purchase Agreement is not intended to limit or abridge any rights of the holders of the Secured Notes and Warrants which may exist apart from this Purchase Agreement.

           IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year first written above. The execution of this Purchase Agreement also constitutes agreement to the Security Agreement and the undersigned shall be a party to such agreements to the same extent as if the undersigned executed those agreements directly.


------------------------------         ------------------------------------
Signature of Subscriber(s)

------------------------------         ------------------------------------
Name of Subscriber(s)
  [please print]

------------------------------         ------------------------------------
Address of Subscriber(s)

------------------------------         ------------------------------------
Social Security or Taxpayer
Identification Number of Subscriber(s)


------------------------------
Amount of Secured Notes
 Subscribed For

                                       Subscription Accepted:

                                       CREDIT DEPOT CORPORATION

                                       By:
                                          --------------------------------

                                       Date:
                                            ------------------------------

                                    EXHIBIT A




10% Convertible Secured Notes due October 31, 1997

No.1                                                                    $350,000

CREDIT DEPOT CORPORATION promises to pay to the order of _________ or its registered assigns (the "Noteholder") the principal sum of Three Hundred and Fifty Thousand ($350,000) United States Dollars on October 31, 1997, together with interest therein as provided herein (the "Maturity Date").

This Note is payable pursuant to terms hereinafter set forth and set forth in the Security Agreement dated as of July 30, 1997 among Credit Depot Corporation, a Delaware corporation, Credit Depot Corporation of North Carolina, a Delaware corporation, Credit Depot Corporation of Ohio, a Delaware corporation, Credit Depot Corporation of South Carolina, a Delaware corporation, Credit Depot Corporation of Tennessee, a Delaware corporation, Credit Depot Corporation of Florida, a Delaware corporation, Credit Depot Corporation of Indiana, a Delaware corporation, Credit Depot Corporation of Georgia, a Delaware corporation, Credit Depot Corporation of Illinois, a Delaware corporation, Credit Depot Corporation of Missouri, a Delaware corporation, Credit Depot Corporation of Michigan, a Delaware corporation, Credit Depot Corporation of Virginia, a Delaware corporation and Cash Back Mortgage Corp., a Delaware corporation, each a guarantor of the Company's obligations hereunder.


Dated: July 30, 1997

                                    CREDIT DEPOT CORPORATION


                                    BY:
                                       ----------------------
                                         (CORPORATE SEAL)


10% SECURED CONVERTIBLE NOTE DUE OCTOBER 31, 1997

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTIONS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE AND COMMON STOCK WHICH MAY BE ISSUED UPON CONVERSION HEREOF (COLLECTIVELY THE "SECURITY") MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A ("RULE 144A") THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, ONLY (1) (A) TO A PERSON WHO THE HOLDER REASONABLY BELIEVED IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (D) TO THE COMPANY, AND (2) IN EACH CASE, IN ACCORDANCE WITH APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE DOMESTIC OR FOREIGN JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT THAT THE SECURITY EVIDENCED HEREBY IS SUBJECT TO THE FOREGOING RESALE RESTRICTIONS.

THIS SECURITY MAY NOT BE TRANSFERRED TO AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT THAT IS EITHER SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR DESCRIBED IN SECTION 4975 (E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE"), UNLESS SUCH TRANSFER SATISFIES THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS.

Capitalized terms used herein have the meanings assigned to them in the Security Agreement (as defined below) unless otherwise indicated.

         1. INTEREST. Credit Depot Corporation, a Delaware corporation (the "Company"), promises to pay interest to the order of _____________ on the principal amount of this Note at the rate and in the manner specified below. So long as the Company is not in default hereunder, the

Company as an entirety resulting in any distribution to the Company's stockholders, on or before the Termination Date, the Holder shall have the right to exercise this Warrant commencing at such time through the Termination Date which shall entitle the Holder to receive, in lieu of Warrant Shares, the kind and amount of securities and property (including cash) receivable by a holder of the number of shares of Warrant Shares into which this Warrant might have been exercisable immediately prior thereto. For purposes of this Warrant, the term "Warrant Shares" shall include such securities and property. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. Such payment may be made, at the option of the Holder, by check or wire transfer As soon as practicable after each such exercise of the Warrant, but not later than two business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or the Holder's designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be physically delivered to the Holder.

         (b) Notwithstanding anything herein to the contrary, this Warrant may not be transferred separately from the Note prior to the Commencement Date.

SECTION 2.                 RESERVATION OF SHARES.

         The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of Warrant Shares as shall be required for issuance and delivery upon exercise of this Warrant.

SECTION 3.                 FRACTIONAL SHARES.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

         (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on NASDAQ, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing high bid and low asked prices for such day on such exchange or system; or

         (b) If the Common Stock is not so listed or admitted to unlisted trading privileges but bid and asked prices are reported by the National Quotation Bureau, Inc., the current market value shall be the average of last reported high bid and low asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

         (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, the book value of a share thereof as at the end of the fiscal quarter of the Company ending immediately prior to the date of the exercise of the Warrant.


SECTION 4.                 EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

         This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

SECTION 5.                 RIGHTS AND LIABILITIES OF THE HOLDER.

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 6. ADJUSTMENTS, NOTICE PROVISIONS AND RESTRICTIONS ON ISSUANCE OF ADDITIONAL SECURITIES.

SECTION 6.1 Adjustment of Exercise Price. The Exercise Price in effect from time to time shall be subject to adjustment, as follows:

         (a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its capital stock that is payable in shares of its Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, split, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, split, subdivision, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock of the Company under this Section 6. Such adjustment shall be made successively upon the occurrence of each event specified above.

         (b) In case the Company fixes a record date for the issuance to holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as such term is defined in Subsection 6.1(d) hereof) per share of Common Stock on such record date, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share, and of which the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively on each date whenever a record date is fixed.

         (c) In case the Company fixes a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of capital stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of assets (other than dividends or distributions referred to in Subsection 6.1(a) hereof) or (iv) of rights, options, warrant or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 6.1(b) hereof), then in each such case the Exercise Price in effect immediately thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in Subsection 6.1(d) hereof) per share on such record date, less the aggregate fair value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current market Price per share. Such adjustment shall be made successively each time such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

         (d) For the purpose of any computation under Subsection 6.1(a), 6.1(b) or 6.1(c) hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the daily current market value of the Common Stock as determined in accordance with the provisions of Section 3 hereof over twenty consecutive trading days ending the trading day before such date; provided, however, upon the occurrence, prior to the Computation Date, of any event described in Subsections 6.1(a), 6.1(b) or 6.1(c) which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such 20-day period, the current market value, as determined in accordance with the provisions of
Section 3 hereof for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Exercise Price as in effect immediately after the Market-Effect Date and the denominator of which is the Exercise Price immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

         (e) Notwithstanding anything herein to the contrary, in addition to any other adjustment required to be made pursuant to the provisions hereof, the Exercise Price will also be reduced to a price equal to the sales price per share of Common Stock issued by the Company or issuable on conversion or exercise of convertible or exercisable securities issued by the Company on and after the date hereof and through the Termination Date if such price is lower than the Exercise Price. In no event will such price adjustment increase the Exercise Price, as otherwise adjusted pursuant to the terms hereof. There shall be no limitation on the number of adjustments made pursuant to this subsection
(e).

         (f) All calculations under this Section 6.1 shall be made to the nearest cent.

SECTION 6.2 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to Subsection 6.1 hereof, this Warrant shall thereupon evidence the right to purchase, in addition to any other securities to which the Holder is entitled to purchase, that number of Warrant Shares (calculated to the nearest one-hundred thousandth of a share) obtained by multiplying the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

SECTION 6.3 Verification of Computations. The Company shall select a firm of independent public accountants, which may be the Company's independent auditors, and which selection may be changed from time to time, to verify the computations made in accordance with this Section 6. The certificate, report of other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Section 6. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

SECTION 6.4 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Section 6, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but Warrant Certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments and which legend and/or notice has been provided by the Company to the Holder, provided the Company may, at its option, issue new Warrant Certificates evidencing Warrants in the form attached hereto to reflect any adjustment in the Exercise Price and the number of Warrant Shares evidenced by such Warrant Certificates and deliver the same to the Holder in substitution for existing Warrant Certificates.


SECTION 7.                 OFFICER'S CERTIFICATE.

         Whenever the Exercise Price, the number of Warrant Shares underlying this Warrant or either of them shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and number of Warrant shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 1 hereof and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

SECTION 8.                 NOTICES TO WARRANT HOLDERS.

         So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) if the Company shall offer to the holders of its Common Stock rights to subscribe for, purchase, or exchange property for any shares of any class of stock, or any other rights or options or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be sent by overnight mail or courier service to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or subscription rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

SECTION 9.                 RECLASSIFICATION, REORGANIZATION OR MERGER.

         In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), the Company shall, as a condition precedent to such Reorganization transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to receive in lieu of the amount of securities otherwise deliverable, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant and the warrants included in the Shares immediately prior to such Reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganizations.

SECTION 10.                ISSUE TAX.

         The issuance of certificates representing the Warrant Shares upon the exercise of this Warrant as well as securities underlying the Share Warrants shall be made without charge to the Holder for any issuance tax in respect thereof.

SECTION 11.                EXCHANGE PROVISIONS

         At any time during which this Warrant is exercisable in accordance with its terms, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section 11, by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value. "Fair Market Value" "Fair Market Value" shall mean: (1) if the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or system for the twenty (20) business days ending on the last business day prior to the date for which the determination is being made; or (2) if the Common Stock is not so listed or admitted to unlisted trading privileges, Fair Market Value shall be the average of the means of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the twenty (20) business days ending on the last business day prior to the date for which the determination is being made; or (3) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Exchange Date, determined in accordance with generally accepted accounting principles.

SECTION 12.                GOVERNING LAW, JURISDICTION AND VENUE.

         This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York. The Company hereby consents to the exclusive jurisdiction and venue of the courts of the State of New York located in New York County, New York with respect to any matter relating to this Warrant and the performance of the Company's obligations hereunder and the Company hereto hereby further consents to the personal jurisdiction of such courts. Any action suit or proceeding brought by or on behalf of the Company relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.


                                        CREDIT DEPOT CORPORATION



                                        By:
                                           -------------------


[SEAL]

Dated:                , 1997
        --------------

Attest:


----------------------------
Secretary

                                  PURCHASE FORM

                                             Dated ________________, 19__

                  The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ Warrant Shares and hereby makes payment of ____________ in payment of the actual exercise price thereof.




                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name________________________________________________________
(Please typewrite or print in block letters)


Address_____________________________________________________


Signature___________________________________________________

EXHIBIT B

FORM OF NOTATION ON NOTE
RELATING TO SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Credit Depot Corporation of North Carolina, Credit Depot Corporation of Ohio, Credit Corporation of South Carolina, Credit Depot Corporation of Tennessee, Credit Depot Corporation of Florida, Credit Depot Corporation of Indiana, Credit Depot Corporation of Georgia, Credit Depot Corporation of Illinois, Credit Depot Corporation of Missouri, Credit Depot Corporation of Michigan, Credit Depot Corporation of Virginia and Cash Back Mortgage Corporation (hereinafter collectively referred to as the "Guarantors," which term includes any successor or additional Guarantors under the Security Agreement (the "Agreement") referred to in the Note upon which this notation is endorsed), jointly and severally, (i) has unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, with respect to and interest on the Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise,
(b) the due and punctual payment of interest on the overdue principal of the Notes, (c) the due and punctual performance of all other obligations of the Company to the Securityholders, all in accordance with the terms set forth in the Loan Documents (as defined in the Agreement), and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Custodian or any Holder in enforcing any rights under this Subsidiary Guarantee; provided, that the maximum liability of a Guarantor pursuant to this Subsidiary Guarantee shall be limited by the following paragraph. Capitalized terms used herein have the meanings assigned to them in the Loan Agreement unless otherwise indicated.

         Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee, result in such Guarantor's obligations under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

         No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator, unless otherwise provided by any provision of applicable law which cannot be waived.

         This Subsidiary Guarantee shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder, the rights and privileges herein conferred upon such party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The undersigned waive notice of acceptance, notice of non-payment, notice of nonperformance, protest and notice of protest with respect to the obligations contained herein and in the Note and Loan Documents and agree to be bound by the terms of the Note.


                                    CREDIT DEPOT CORPORATION OF NORTH CAROLINA

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    CREDIT DEPOT CORPORATION OF OHIO

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    CREDIT DEPOT CORPORATION OF SOUTH CAROLINA

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    CREDIT DEPOT CORPORATION OF TENNESSEE

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------

                                    CREDIT DEPOT CORPORATION OF FLORIDA

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    CREDIT DEPOT CORPORATION OF INDIANA

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    CREDIT DEPOT CORPORATION OF GEORGIA

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    CREDIT DEPOT CORPORATION OF ILLINOIS

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    CREDIT DEPOT CORPORATION OF MISSOURI

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    CREDIT DEPOT CORPORATION OF MICHIGAN

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------

                                    CREDIT DEPOT CORPORATION OF VIRGINIA

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    CASH BACK MORTGAGE CORPORATION

                                    By:    /s/ Gerald F. Sullivan
                                          --------------------------------------
                                    Name:  Gerald F. Sullivan
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------

                                                                       EXHIBIT C


                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT ("Security Agreement"), made as of this 30th day of July, 1997, by and among CREDIT DEPOT CORPORATION, a Delaware corporation located at 700 Wachovia Center, Gainesville, Georgia 30501, (the "Debtor"), the securityholder whose signature appears on the signature page attached hereto (the "Noteholders" or "Holders") and Thieme Consulting, Inc., 1370 Avenue of the Americas, New York, New York 10019, as agent (the "Holders' Agent") for the ratable benefit of the Holders of the Notes (in such capacity the "Secured Party").

W I T N E S S E T H:

     WHEREAS, the Debtor has entered into that certain Note Purchase Agreement of even date herewith (the "Purchase Agreement"), and

     WHEREAS, pursuant to the Purchase Agreement, the Debtor may issue up to $4,000,000 in principal amount of its 10% Convertible Secured Notes due October 31, 1997 (the "Notes") and accompanying Warrants (the "Warrants") to purchase up to 10,000,000 shares of the Debtor's Common Stock;

     WHEREAS, the Secured Party has agreed to act as collateral agent for the Holders of the Notes for the purposes of attachment and perfection of the security interest of such Holders in the Collateral (as hereinafter defined);

     WHEREAS, to secure the performance of the obligations under the Purchase Agreement, the Notes and this Security Agreement (collectively the "Loan Documents"), the Debtor has granted to Secured Party an additional security for all of the obligations and indebtedness of the Debtor under the Loan Documents, and the Holders have required that the Debtor, and the Debtor has agreed, to grant a first perfected security interest in and to certain assets of Debtor, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     0.   DEFINITIONS

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

     "Annual Reports"  is defined in Section 7(b).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State Law for the relief of Debtors.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capitalized Lease Obligation" means, with respect to any person for any period, an obligation of such person in excess of $1.5 million to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

     "Capital Stock" of any person means any and all shares, interests, right to purchase, warrants, options, participation's, or other equivalents of or interests in (however designated) the common or preferred equity of such person, including, without limitation, partnership interests.

     "Collateral" means all property and interests in property and proceeds thereof as defined in Section 2.

     "Common Stock" means the Common Stock, $.001 par value per share, of the Company as it exists on the date of this Agreement as originally signed or as it may be constituted from time to time.

     "Default" means any event that is or with the passing of time or the giving of notice, or both, would be an Event of Default.

     "Distribution" means any dividend, payment or distribution on or with respect to Capital Stock or other Equity Interest, whether in cash, Capital Stock, other securities, assets or property of any kind or nature, provided that all Distributions other than in cash shall be valued at the higher of the
(i) value thereof on the Company or its Subsidiary's books calculated in accordance with GAAP, or (ii) the fair market value thereof based upon a good faith determination of the Company's Board of Directors and certified in an Officers' Certificate delivered to the Custodian.

     "Equity Interest" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equivalent Reports"  is defined in Section 6(b)

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means, as of any date, generally accepted accounting principles consistently applied in the United States which are in effect on the date of this Security Agreement and not indulging any interpretations or regulations that have been proposed but have not been enacted. Except as may otherwise be specified, accounting terms used in this Security Agreement will have the meanings specified under GAAP.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

     "Holders' Agent"  is defined in Section 9(e).

     "Indebtedness" of any person as of any date means and includes, without duplication, (i) all indebtedness, obligations and liabilities of such person in respect of borrowed money including all interest, fees and expenses owed with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments, or representing the deferred and unpaid balance of the purchase price of any property or interest therein, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with GAAP, (ii) all Capitalized Lease Obligations of such person, (iii) all obligations of such person in respect of letters of credit, bankers' acceptances, letter of credit reimbursement or similar agreement (whether or not such items would appear on the balance sheet of such person), (iv) all net Obligations of such person in respect of interest rate protection and foreign currency hedging arrangements, (v) all judgment debts and (vi) all Guarantees by such person of items that would constitute Indebtedness under this definition (whether or not such items would appear on such balance sheet). The amount of Indebtedness of any person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such person prepared as of such date in accordance with GAAP and the maximum net liability of any contingent Obligations referred to in clauses (i) through (v) above at such date. Interest rate swap, cap, collar or other hedging agreements shall not be deemed to be Indebtedness for purposes of this Security Agreement to the extent that they are entered into for the purpose of reducing interest rate on currency exposure on any Indebtedness permitted to be outstanding by the terms of this Security Agreement.

     "Issuance Date" means the date of original issue of the Securities.

     "Lien" means any lien, security interest, mortgage, deed of trust, charge or encumbrance of any king (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give any security interest).

     "Loan Documents" means the Purchase Agreement and this Security Agreement and all documents and instruments executed and delivered in connection with the foregoing.

     "Obligations" means any principal, interest, penalties, fees, indemnification's, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, and Assistant Secretary or any Vice President of the Company, the Guarantors or any other Subsidiary, as the case may be.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

     "Opinion of Counsel" means an opinion from legal counsel. Such counsel may be a director, officer or employee of or counsel to the Company, any Guarantor, or Subsidiary.

     "Permitted Liens" means the Liens described in Section 7(f) of this Security Agreement.

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, association, organization or any government or any agency or political subdivision thereof.

     "Preferred Stock" means any Equity Interest, whether or not designated as "preferred stock" with preferential rights of payment of dividends or upon redemption or retirement, or upon liquidation, winding-up or dissolution or termination of the issuer thereof.

     "Principal" means any director or executive officer of the Company or any of its Subsidiaries, and their respective Affiliates and Related Persons.

     "Quarterly Reports" is defined in Section 7(b).

     "Related Person" with respect to any Principal means (i) any controlling shareholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal, or (ii) a trust, corporation, partnership or other entity, the beneficiaries, shareholders, partner, owners or person beneficially holding an 80% or more controlling interest of which consists of such Principal or such other persons referred to in the foregoing clause (i).

     "SEC" means the Securities and Exchange Commission.

     "S&P" means Standard & Poor's Corporation and its successors.

     "Securities" means the Notes and Warrants.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securitization Subsidiary" of any person means a Subsidiary of such person, the articles of incorporation or other governing instruments of which restrict such Subsidiary to the business of purchasing mortgage loans from the Company and its Affiliates and reselling such mortgage loans or selling mortgage-backed securities.

     "Securityholder" or "Holder" means a registered holder of one or more Securities.

     "Subordinated Notes" means the Company's Subordinated Convertible Notes originally due June 30, 2004 in an original principal amount of $5,550,000.

     "Subsidiary" of any specified person means a corporation or such other entity, a majority of whose Capital stock with voting power, under ordinary circumstances, to elect the board of directors or other governing body is at the time, directly or indirectly, owned by such person or by such person and a Subsidiary or Subsidiaries of such person or by a Subsidiary or Subsidiaries of such person.

     "Subsidiary Guarantee" means, individually and collectively, the Guarantees now or hereafter given by the Guarantors pursuant to the Purchase Agreement, including with respect to the persons that are Guarantors as of the date hereof a notation on the Securities substantially in the form attached as Exhibit B to the Purchase Agreement.

     "Subsidiary Guarantor" means (i) each of the Company's Subsidiaries in existence on the Issuance Date, (ii) each of the Subsidiaries that becomes a Guarantor of the Securities in compliance with the provisions hereof, and (iii) each of the Subsidiaries executing a supplemental agreement in which such Subsidiary agrees to be bound by the terms of this Agreement.

     "Warehouse Lines of Credit" means any agreement, individually or collectively, providing for up to $50 million of revolving credit borrowings, and any other warehouse line of credit together with any other replacements or other revolving credit or loan repurchase agreement and any related notes, guarantees, collateral documents, instruments and agreements executed in connection with any thereof or otherwise created for any Subsidiary or Securitization Subsidiary of the Company, and in each case as amended, increased, supplemented, extended, modified, renewed, refunded, replaced or refinanced from time to time, and in addition any repurchase agreement entered into by the Company or any of its Subsidiaries for the purpose of receiving cash to fund mortgage lending operations pending the sale or securitization of loans.

     "Wholly Owned Subsidiary" of any person means a Subsidiary of such person all of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares required by statute) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such person or by such person and one or more Wholly Owned Subsidiaries of such person.

 1.  COLLATERAL

     The term "Collateral" for purposes of this Security Agreement shall include all of Debtor's right, title and interest in and to all interest income due to the Company generated from loans sold from March 1996 to November 1996 to Access Financial Lending Corp. under to the sales agreement dated March 26, 1996, pursuant to which the Debtor is entitled to payment of a portion of the interest income from the loans sold during this period, specifically known as commitment numbers 207, 214, and 252, copies of which are attached hereto.

  2. SECURITY INTERESTS

     (a) To secure the payment and performance of the Obligations of the Debtor under the Loan Documents (the "Obligations"), the Debtor hereby grants to Secured Party for the ratable benefit of the Holders of the Notes, a continuing security interest in the Collateral.

     (b) Upon request by Secured Party, the Debtor shall execute and deliver to the Secured Party at any time any document that Secured Party may reasonably request, and the Debtor shall take any and all other steps reasonably requested by Secured Party in order to perfect and maintain the security interest granted herein by the Debtor to Secured Party.

     (c) To the extent permitted by law, the Obligations shall not be affected or impaired by any of the following: (i) any exchange, release, surrender, sale, compromise, settlement, waiver, modification, with or without consideration, of any Collateral or any part thereof, or any other obligation of any other person or entity with respect to the Obligations or any part thereof, any or all of which to the extent within the control of Secured Party, may, to the extent permitted by law, be done or omitted by Secured Party in its sole discretion without notice and irrespective of whether the Obligations of the Debtor to the Secured Party shall be increased or decreased thereby (ii) any permitted change in ownership of the Debtor or the insolvency, bankruptcy or any other change in the legal status of the Debtor; (iii) any change in or imposition of any law, decree, regulation or other governmental act which might in any way affect the validity or enforceability of the payment or enforcement of the Obligations; (iv) the failure of the Debtor to maintain in full force and effect, or to obtain or renew when required, all governmental and other approvals, licenses or covenants required in connection with the Obligations or this Security Agreement; (v) the existence of any claim, defense, setoff or other right which the Debtor may have at any time against Secured Party in connection herewith or any unrelated transaction; or (vi) any other circumstances which might otherwise constitute a defense available to, or discharge of, the Debtor or others.

  3. PRIORITY OF SECURITY INTERESTS

     The Debtor warrants, represents and covenants that the security interest granted to Secured Party hereunder, when properly perfected by filing duly executed financing statements with the appropriate filing offices in all applicable jurisdictions, as set forth on Schedule I hereto, shall constitute, at all times, a first priority, valid and perfected security interest in the Collateral, subject to no other liens or encumbrances (except Permitted Liens, which at all times during the term of this Agreement will remain junior to the Security Interest granted to the Secured Parties hereunder). The Debtor shall not grant (without the prior written approval of Secured Party) a security interest in, or permit a lien or encumbrance upon, any of the Collateral in favor of anyone other than Secured Party, except for Permitted Liens.

  4. LOCATION OF THE COLLATERAL

     The Debtor represents, warrants and covenants that its principal place of business is located at 700 Wachovia Center, Gainesville, Hall County, Georgia 30501 and that all original books and records relating to the Collateral are kept at such location. Secured Party shall, at all reasonable times, have full access to and the right to examine and inspect the Debtor's books and records, to confirm and verify the existence and location of the Collateral and to take such other action as Secured Party reasonably deems necessary to protect its interest. The Debtor will not move any of the Collateral to any location if such change would cause the security interest of the Secured Party in the Collateral to lapse or cease to be perfected.

  5. REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

     In order to induce Secured Party to enter into this Security Agreement, the Debtor hereby represents, warrants and covenants to the Secured Party as follows:

     (a) the Debtor is the sole owner of the Collateral, free and clear of all liens, encumbrances and security interests, except for the security interest of Secured Party and Permitted Liens, which Permitted Liens at all times during the term of this Agreement, will remain junior to the Security Interest granted to the Secured Parties hereunder except to the extent set forth in Section 7(f) hereof.

     (b) the execution, delivery and performance of this Security Agreement by the Debtor: (i) does not and will not violate: (1) any provision of law, any order of any court or other agency of government applicable to Debtor; or (2) any indenture, agreement or other instrument to which the Debtor is a party or by which the Debtor is bound, or be in conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under, any such indenture, agreement or other instrument; and (ii) except as contemplated herein, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Debtor.

     (c) there is no action, suit, proceeding or investigation at law or in equity or by or before any governmental instrumentality or agency or arbitration body now pending or, to the best knowledge of the Debtor, threatened against or affecting Debtor or any of the properties or rights of the Debtor.

     (d) the Debtor is not in default with respect of any judgment, order, decree, injunction, rule, award or regulation of any court or other governmental instrumentality or agency or of any arbitrator or arbitration panel.

     (e) this Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     (f) the book value of the Collateral, determined in accordance with GAAP, as of June 30, 1997 is $2,272,727, and, as of the date hereof, is substantially the same amount.

     (g) the Company is not in violation of or default under, nor will the execution and delivery of this Agreement or any of the Loan Documents or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under the Purchase and Sale Agreement between Access Financing Lending Corp. and the Company, dated March 26, 1996.

     (h) the letter agreement dated April 16, 1996 (the "Letter Agreement"), executed in connection with the sale by the Company of certain Convertible Mortgage Participations in March 1996 (the "Participations") and certain 9% Cumulative Convertible Preferred Stock in October 1995 (the "Preferred Stock"), and the Loan Agreement dated as of June 16, 1996 (the "Loan Agreement") governing certain 10% Secured Convertible Notes due 2001 (the "Notes") issued in June 1996, have been duly amended to exclude the issuance the Notes and Warrants offered hereby and the Common Stock issuable on conversion or exercise thereof from anti-dilution adjustments set forth in Section 6 of the Letter Agreement and in Section 10.07(e) of the Loan Agreement, and Section 4.07 of the Loan Agreement has been duly amended to provide that the security interests provided for in this Agreement constitute Permitted Liens under the Loan Agreement and are senior to the security interests provided for under the Loan Agreement (the documents evidencing such amendments collectively constituting the "Amendments") and such Amendments have been duly authorized by the Company and are enforceable in accordance with their terms.

  6. COVENANTS

     (a) Payment of Securities

     The Company shall pay the principal of, premium, if any, and interest on the Securities on the date and in the manner provided in the Securities. Holders of Securities must surrender the Notes to Thieme Consulting, Inc., 1370 Avenue of the Americas, New York, New York 10019 (the "Paying Agent") upon payment in full of all outstanding principal, interest and collection costs, if any, in respect thereof.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 18% per annum, or the maximum amount permitted by law, whichever is less.

     (b) Reports

     The Company shall deliver to the Securityholders, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and designations prescribe) that the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall continue to deliver to the Securityholders, such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act and shall furnish all such reports, information and other documents to the Securityholders.

     Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company will furnish to the Holders of the Securities, upon request, all financial and other information that would be required to be contained in filings with the Commission, including, without limitation, those on Commission Forms 10-Q ("Quarterly Reports"), 10-K ("Annual Reports") and 8-K as if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" quarterly and annually within 15 days after the date on which quarterly and annual reports are required to be filed with the Commission (after giving effect to any permitted extensions). The financial statements as of and for each fiscal year shall contain a report thereon by the Company's independent auditors. In the event the Company is not at any time otherwise required to file such reports with the Commission pursuant to the Exchange Act, the Company shall furnish reports containing substantially the same information as such reports (the "Equivalent Reports") to the Holders of the Securities at such times as the Company would have been required to furnish same hereunder if the Company were so required to file with the Commission.

     (c) Stay, Extension and Usury Laws

     The Company and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law whenever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement.

     (d) Limitation on Restricted Payments

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any common stock dividend or make any Distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than dividends payable from any Subsidiary to the Company or to a Wholly Owned subsidiary of the Company or dividends or Distributions payable to the Company or, in the case of a Subsidiary, from such Subsidiary to any Wholly Owned Subsidiary of the Company that is a Guarantor and dividends and Distributions payable in capital stock of the Company); or (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company that is a Guarantor);

 (e) Limitation on Dividend Restrictions Affecting Subsidiaries

     The Company will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of any such Subsidiary to (i) pay dividends or make any other Distributions on its Equity Interests or with respect to any other interest or participation in, or measured by, its sales, revenues or profits, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, or (ii) make loans or advances to the Company or a Subsidiary of the Company, except for such restrictions existing under or by reason of (A) applicable law, (B) this Agreement, (C) any instrument governing indebtedness existing on the Issuance date or any exchange, refinancing or refunding thereof permitted under this Agreement; provided, that the terms of the new Indebtedness to be incurred shall not impose any greater encumbrance or restriction than those existing pursuant to the terms of the Indebtedness proposed to be so exchanged, refinanced or refunded, (D) customary assignment provisions of any agreement or obligation, including a lease governing a leasehold interest, of the Company or a Subsidiary of the Company, (E) any instruments governing or evidencing the Warehouse Lines of Credit or any other Indebtedness permitted by this Agreement (including any liens or guarantees created thereunder), (F) any instrument governing or evidencing Indebtedness of a person acquired by the Company or any Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided, that such Indebtedness is not incurred in connection with or in contemplation of such acquisition, or (G) any instrument governing or evidencing Indebtedness of a Securitization Subsidiary, provided, that such restrictions relate solely to such Securitization Subsidiary.

 (f) Limitation on Liens

     Neither the Company, nor any of its Subsidiaries, may create, incur or assume or suffer to exist any lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except for the following, which, at all times, will be subordinate and junior to the liens created by this Security Agreement, except to the extent that any senior liens that may arise in the future shall not be granted by the Company or any Subsidiary and have priority, as a matter of law, over liens perfected by filing under the UCC:

     (i) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

     (ii) carriers', warehousemen's, mechanics', landlords', materialmen's , repairmen's or other like Liens arising by operation of law in the ordinary course of business if (1) the underlying obligations are not overdue for a period of more than 60 days or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

     (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

     (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (v) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;

     (vi) Liens on assets which are subject to leases which are capitalized on the books of the Company and its Subsidiaries;

     (vii)  Liens arising by operation of law in connection with judgments;

     (viii) Liens created by this Security Agreement;

     (ix) Liens on mortgage loans originated or purchased by the Company using the proceeds from Indebtedness incurred for the purpose of providing funds to originate or purchase mortgage loans and any proceeds from the sale of any such mortgage loans;

     (x) Liens on mortgage loans originated by the Company and the proceeds therefrom securing up to $50,000,000 of Indebtedness under a warehouse facility or facilities with banks or institutions regularly engaged in the business of making commercial loans;

     (xi) Liens securing up to $700,000 of outstanding mortgage participations, which are characterized as "other indebtedness" on the Company's balance sheet or which are issued in connection with the proposed offering of mortgage participation;

     (xii) Liens securing up to $2,530,000 of Indebtedness under a Secured Warehouse Facility to be issued in exchanged for up to $2,530,000 of Subordinated Notes;

     (xiii) Liens to secure indebtedness or other obligations of the Company provided that at the time of the creation of such Lien the book value of the remaining Collateral not subject to such Lien shall be not less than 200% of the aggregate outstanding principal balance of the Securities;

     (xiv)  Liens created pursuant to the Security Agreement dated June 12,
1996.

 (g) Corporate Existence

     Subject to Section 8 hereof, each of the Company and each of its Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company or its Subsidiaries, as the case may be; provided, that neither the Company nor its Subsidiaries shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary (other than the Company), if the Board of Directors of the Company or its Subsidiaries, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or its Subsidiaries, as the case may be, and that the loss thereof is not adverse in any material respect to the Securityholders.

     On the date of this Agreement, Credit Depot Corporation of North Carolina, Credit Depot Corporation of Ohio, Credit Depot Corporation of South Carolina, Credit Depot Corporation of Tennessee, Credit Depot Corporation of Florida, Credit Depot Corporation of Indiana, Credit Depot Corporation of Georgia, Credit Depot Corporation of Illinois, Credit Depot Corporation of Missouri, Credit Depot Corporation of Michigan, Credit Depot Corporation of Maryland, Credit Depot Corporation of Virginia and Cash Back Mortgage

Corporation constitute all of the Subsidiaries of the Company. Credit Depot Corporation of Maryland is inactive.

     (h) Line of Business

         For so long as any Securities are outstanding, the Company and its Subsidiaries will engage primarily in the origination, servicing and sale of residential first mortgage loans.

     (i) Additional Subsidiary Investments and Guarantees

         The Company will not, and will not permit any of its Subsidiaries, including without limitation, any of the Guarantors, to make any Investment in any Subsidiary that is not a Wholly Owned Subsidiary or a Securitization Subsidiary, unless each such Subsidiary the majority of the capital stock of which is owned by the Company or by another Subsidiary (a) guarantees payment of the Securities by executing a Subsidiary Guarantee having the same terms and conditions as those set forth, herein; (b) executes and delivers a Subsidiary Security Agreement and also delivers to the Securityholders, upon request, an Opinion of Counsel, in form that such Subsidiary Guarantee is a valid, binding and enforceable obligation of such Subsidiary, subject to such customary exceptions for bankruptcy and equitable principles; and (c) agrees in writing to be bound by the terms of this Security Agreement.

     (j) Transactions with Affiliates

         The Company will not, and will not permit any of its Subsidiaries to enter into any transaction (or series of transactions) between the Company or any Subsidiary of the Company and an Affiliate or Related Person involving payments by the Company or any Subsidiary of the Company, including, without limitation, any sale, purchase, lease or loan or any other disposition of assets, property or services (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable arms-length transaction with an unrelated person and (ii) the Company first delivers to the Securityholders (1) with respect to any Affiliate Transaction involving aggregate payments in excess of $100,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company and (2) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a favorable opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking, accounting or financial advisory firm of national standing.

                  (k) Asset Sales

                           The Company will not and will not permit any of its
Subsidiaries to sell, lease, convey or otherwise dispose of any assets (other than (x) inventory in the ordinary course of business (including for purposes of this Section, loans originated by the Company), (y) to a Wholly Owned Subsidiary that is a Guarantor or (z) sales of accounts receivable, mortgage loans and property acquired upon foreclosure of mortgage loans and all proceeds related thereto, in each case under clauses (y) and (z) above, whether or not in the ordinary course of business), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million (each of the foregoing, an "Asset Sale"), unless, in each case, (1) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by, and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Holders of the Securities) of the assets sold or otherwise disposed of.

                  (l) Default Certificate

                           The Company shall, so long as any of the Securities
are outstanding, deliver to the Securityholders, forthwith upon any Officer's becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  (m) Real Property Acquisitions

                           The Company and the Subsidiaries shall not, without
the prior written consent of the Holders of a majority in outstanding principal amount of the Securities, acquire, on a consolidated basis during any calendar year, any real property or interest therein in excess of $200,000, other than real property acquired the Company or any Subsidiary upon foreclosure or by deed in lieu of foreclosure.

                  (n) Rights of Inspection

                           The Debtor will permit the Secured Party or any of
its representative, at reasonable times and reasonable intervals upon one business day's notice, to visit any of its offices and inspect the Collateral.

         7. SUCCESSORS

                  (a) Merger, Consolidation or Sale of Assets

         The Company may not consolidate or merge with or into another person, or sell, assign, transfer, lease, convey or otherwise dispose of (or permit any of its Subsidiaries to sell, assign, transfer, lease, convey, or otherwise dispose of) all or substantially all of its and its Subsidiaries' assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) to another person unless (i) the Company is the surviving entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, one of the states thereof or the District of Columbia, (ii) the resulting, surviving or transferee corporation assumes by supplemental agreement in a form reasonably satisfactory to a majority of the Securityholders all of the obligations under the Securities and this Agreement, (iii) immediately before and after giving effect to such transaction, no Default or Event of Default (and no event that with notice or lapse of time, or both, would become an Event of Default) shall have occurred or be continuing or would occur or result upon the effective date of such transaction, and (iv) the Company shall have delivered to the Securityholders, upon request, a Officers' Certificate and an Opinion of Counsel that all conditions precedent relating to such transaction have been satisfied. The Securityholders shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

     (b) Successor Corporation Substituted

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 8(a) hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Agreement with the same effect as if such successor person had been named as the Company herein; provided, that the Company shall not be released or discharged from the obligation to pay the principal of and interest on the Securities.

 8.  DEFAULTS AND REMEDIES

     (a) Events of Default

         An "Event of Default" occurs if:

         (i) the failure by the Company to pay interest on any of the Securities when the same becomes due and payable.

         (ii) the failure to pay principal on the Securities when the same becomes due and payable, whether at maturity, acceleration, conversion or otherwise;

         (iii) failure to perform, or breach of, any material covenant in any Loan Document by the Company or the Subsidiaries which materially adversely impacts the practical realization of the benefits to the Holders of the Securities, and if such failure or breach is publicly disclosed by the Company, continuance of such failure for 5 days after written notice is given to the Company or the Subsidiaries by the holders of more than 50% in principal amount of the Securities of the security interests granted to the Holders of the Securities;

         (iv)  The Company or any Subsidiary shall


               (1) become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, debts as they become due;

               (2) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

               (3) in the absence of such application, consent or acquiescence in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Subsidiary or for any part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 10 days;

               (4) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Borrower or any Subsidiary or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 5 days undismissed; or

               (5) take any corporate action authorizing, or in furtherance of, any of the foregoing;

           (v) Failure by the Company or any of its Subsidiaries to pay final judgments entered by a court of competent jurisdiction against the Company and/or its Subsidiaries (other than any judgment as to which an insurance company of recognized standing has accepted full liability) aggregating $10,000 or more which remain undischarged or unstayed for a period of sixty (10) days;

          (vi) Except as permitted by this Agreement, any Subsidiary Guarantee is determined in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any person acting on behalf of any Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; provided that no Event of Default shall exist under this clause (vi) by reason of any of the foregoing events unless the occurrence of such event makes the remedies provided for in the Subsidiary Guarantees (taken as a whole) inadequate for the practical realization of the benefits intended to be afforded thereby; or

          (vii) Any Indebtedness of the Company or any Subsidiary under a warehouse facility or facilities with one or more banks or institutions regularly engaged in the business of making commercial loans shall be duly declared to be or shall become due and payable prior to the stated maturity thereof.

     If a Default or Event of Default occurs and is continuing, the Company shall mail to each holder of the Securities a Notice of Default or Event of Default ("Notice of Default") within 2 days after the occurrence of such Default or Event of Default, as the case may be, unless such Default or Event of Default has been cured.

     (b) Acceleration

     The holders of not less than 50% in aggregate principal amount of Securities then-outstanding will be authorized, upon the happening of any Event of any Default (other than an Event of Default specified in clause (iv) of Section 9(a) hereof that relates to the Company), to declare (a "Declaration") all the Securities due and payable immediately (the "Default Amount"). Upon any such Declaration, the Default Amount shall become immediately due and payable.

     Notwithstanding the foregoing, if an Event of Default described in the foregoing clause (iv) occurs with respect to the Company and is continuing, then the principal of the Securities, together with accrued and unpaid interest to the date the Securities become due and payable, shall automatically become and be immediately due and payable without any declaration or other act on the part of any Holder.

     (c) Other Remedies

     If an Event of Default occurs and is continuing, the Securityholders may pursue any and all available remedies (under this Agreement or otherwise) to collect the payment of principal, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities, this Agreement or the other Loan Documents.

     (d) Waiver of past Defaults

     The Holders of not less than a majority in aggregate principal amount of Securities outstanding are authorized to waive any Default and rescind any Declaration if the Default or Event of Default is cured, except an uncured Default in the payment of principal of or interest on any Security ("Payment Default"), or a Default with respect to a covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Security affected; a Payment Default may not be waived by the Holders' Agent (as defined below). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     (e) Control by Majority

         Subject to all provisions of this Agreement and applicable law, the Holders of a majority in aggregate principal amount of the Securities then outstanding shall have the right to appoint an agent to act on their behalf and until the Company receives written notice delivered in accordance with Section 15(j) hereof and executed by the Holders of a majority in outstanding principal amount of the Securities of the appointment of a successor agent, the Agent for the Holders of the Securities shall be Thieme Consulting, Inc., 1370 Avenue of the Americas, New York, New York 10019 (such agent and its successors, the "Holders' Agent") and the Company shall be entitled to deal with the Holders' Agent as the agent of the Holders of the Securities for all purposes of this Agreement and the other Loan Documents.

     (f) Rights of Securityholders to Receive Payment

         Notwithstanding any other provision of this Agreement, the right of any Securityholder to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Securityholder.

     (g) Undertaking for Costs

         In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

     (h) Confession of Judgment

         Debtor shall deliver to the Holders' Agent at the closing, separate affidavits of confession of judgment for the full amount of each Note (the "Confessions of Judgment"). Upon the occurrence of (1) an Event of Default under Section 9(a)(i), 9(a)(ii) or (iv) of this Agreement or (2) the acceleration of the indebtedness evidenced by the Notes in accordance with the terms of this Agreement, any or all of the Holders shall have the right, in addition to other available remedies, to enter judgment on their respective Confessions of Judgment for the full amount of each Holder's respective Note, less credit to Debtor for sums actually received by the Paying Agent hereunder with respect to such respective Note, and to execute on the judgment for the full amount set forth in the Confessions of Judgment. Failure to exercise such option or any other rights which the Holders may be entitled to upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise such option or any other rights in the event of any subsequent Event of Default, whether of the same or different nature.

  9. CONVERSION

     (a) Conversion Rights of Holder

         The Holder shall have conversion rights as follows:

         (i) The Securities shall be convertible, in whole or in part, at any time from the date of issuance until 11:59 p.m. on the earlier of any Event of Default resulting in acceleration of the Securities, or October 31, 1997, into shares of Common Stock at the conversion price per share (such price, as adjusted pursuant to this section, the "Conversion Price") equal to $.40, subject to adjustment as described below.

         (ii) In the event the Holder elects to convert, conversion of the Securities shall be effected by written notice advising the Company of the desire to convert the securities and enclosing the Securities to be converted. Such notice shall specify the principal amount to be converted, the address to which the certificate representing the Common Stock issuable upon conversion, and a new Security or Securities in the principal amount equal to the unconverted portion of such Securities, if any, shall be delivered and shall include reasonable instructions for delivery thereof. Not later than five (5) days following such conversion, the Company shall deliver such certificate representing the Common Stock in accordance with such instructions accompanied by the new Security or Securities, if any. Interest accrued through the date of conversion of a Security shall be paid to the Person in whose name such Security is registered at the close of business on the date of conversion.

         (iii) A Holder may convert a portion of the outstanding principal balance only in integral multiples of $1,000, unless the conversion is for the full outstanding principal balance of the Note.

    (b)  Fractional Shares

         The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share of Common Stock by the fraction, rounded to the nearest cent.

         The current market price of a share of Common Stock is the last sale price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on the last trading day prior to the conversion date. In the absence of such a quotation, the Company shall determine the current market price of the basis of such quotations as it considers appropriate.

     (c) Taxes on Conversion

         If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

     (d) Reservation of Shares

         The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable in the event of conversion solely for the purpose of effecting the conversion of the Securities.

     (e) Adjustment for Certain Events

         The number and kind of securities purchasable upon the conversion of the Securities shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (i) In case the Company shall (A) declare a dividend or make a distribution on the outstanding shares of its Common Stock that is payable in shares of its Common stock, (B) subdivide, split or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Conversion Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, split, subdivision, combination or reclassification and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, split, subdivision, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividends for purposes of calculating the number of outstanding shares of common stock of the Company under this Section. Such adjustment shall be made successively upon the occurrence of each event specified above.

     (ii) In case the Company fixes a record date for the issuance to holders of its Common Stock of rights, options, warrants or convertible or exchangeable securities generally entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the then effective Conversion Price per share of Common Stock on such record date, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of share of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then effective Conversion Price per share, and of which the denominator shall be the number of shares of common stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively on each date whenever a record date is fixed. To the extent that any such rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

     (iii) In case the Company fixes a record date for the making of a distribution to all holders of shares of its Common Stock (A) of shares of any class of capital stock other than its common stock or (B) of evidences of its indebtedness or (C) of assets (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in subsection 10(e)(ii) or (D) of rights, options, warrant or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in subsection 10(e)(ii), then in each such case the Conversion Price in effect immediately thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price (as such term is defined in subsection 10(g) below per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively each time such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

     (f) Adjustment for Certain Issuances of Common Stock

         (i) The conversion price of the Securities shall be adjusted to a price equal to the price or prices of any shares of Common Stock issued by the Company (the "Adjusted Conversion Price") on or after the date hereof; provided that there shall be no adjustment for any Common Stock issued on or after the earlier of October 31, 1997 or an Event of Default resulting in an acceleration of the Notes. The provisions of this subsection shall not apply retroactively to any Security which has been converted prior to the date of the adjustment.

         (ii) In no event shall the provisions of this Agreement cause the conversion price, or the Adjusted Conversion Price, of any of the Securities to be increased.

         (iii) In the event that on or after the date hereof the Company issues any securities convertible into or exercisable for Common Stock (the "Additional Securities"), the shares of Common Stock underlying the Additional Securities shall be deemed to have been sold by the Company at the respective conversion or exercise prices thereof; provided that if the conversion or exercise price of the underlying Common Stock is not then determinable or is based on future events, such shares of Common Stock shall not be deemed to be issued until the price is determinable or such event has occurred and the conversion or exercise price shall be subject to adjustment pursuant to subsection (a) above as a result of any such issuance occurring prior to April 16, 1998 at the time of such determination or the occurrence of such event even if the price is determined or such event occurs after such date.

     (g) Current Market Price

         For the purpose of any computation under subsection 10(e) above hereof, the "Current Market Price" per share at any date (the "Computation Date") shall be deemed to be the average of the reported daily closing bid prices of the common stock on the principal market on which such securities are then traded for twenty (20) consecutive trading days ending the trading day before such date; provided, however, that in the event that during such twenty-day period there shall occur one or more days on which there is no daily closing bid price of the common stock reported on the principal market on which such securities are then traded, then the "Current Market Price" per share at any such Computation Date shall equal the book value per share of such common stock as of the last day of the most recent fiscal quarter of the Company, computed in accordance with GAAP; provided, further, however, upon the occurrence, prior to the Computation Date, of any event described in subsection 10(e) above which shall have become effective with respect to market transactions at any time
(the "Market-Effect Date") on or after the beginning of such 20-day period, the Closing Price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction the numerator of which is the Conversion Price as in effect immediately after the Market-Effect Date and the denominator of which is the Conversion Price immediately prior to the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the common stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Market Price may be minimized.

     (h) Calculation

         (i) All monetary calculations under this Section 10 shall be made to the nearest cent.

         (ii) Upon each adjustment of the Conversion Price pursuant to subsections 10(e) and 10(f) above and each of the Securities shall thereupon evidence the right to be converted into that number of shares of Common Stock (calculated to the nearest one-hundred thousandth of a share) obtained by multiplying the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such adjustment by the Conversion Price in effect immediately prior to such adjustment and dividing the product so obtained by the Conversion Price in effect immediately after such adjustment.

        (i) Independent Accountant's Review

            The Company shall select a firm of independent public accountants, which may be the Company's independent auditors, and which selection may be changed from time to time, to verify the computations made in accordance with this Section. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Section. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holders of each of the Securities.

        (j) Certificate as to Adjustment

            Whenever the Conversion Price shall be adjusted as required by the provisions of this subsection 10(j), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Conversion Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other fact as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any such Holder or representative thereof and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to each such Holder.

     SUBSIDIARY GUARANTEES

     (a) Subsidiary Guarantees

         Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and fully guarantees to each Holder of a Security all Obligations of the Company under the Securities and under this Agreement and, that: (a) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption, conversion or otherwise, and interest on the overdue principal of and interest on the Securities, if any, and all other obligations of the Company to the Securityholders under the Securities and under this Agreement will be promptly paid in full or performed, all in accordance with the terms of the Securities and this Agreement; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, and joint and several irrespective of the validity, regularity or enforceability of the Securities or this Agreement, the absence of any action to enforce the same, any waiver, consent, modification or indulgence granted by any Securityholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Agreement and the payment in full of the principal thereof and all accrued interest thereon. If any Securityholder is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to such Securityholder, this Subsidiary Guarantee, to the extent therefore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Securityholders in respect of any Obligations guaranteed hereby until payment in full of obligations guaranteed hereby, including, without limitation, the principal of and interest on all of the Securities. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Securityholders on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 9 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 9 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

     (b) Execution and Delivery of Subsidiary Guarantee

         To evidence its Subsidiary Guarantee set forth in subsection 11(a) hereof, each Guarantor as of the date of this Agreement hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit B to this Agreement shall be endorsed by two Officers of such Guarantor on each Security and that this Agreement shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

         The delivery of any Security shall constitute due delivery of the Subsidiary Guarantee set forth in this Agreement on behalf of each of the Guarantors. Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in subsection 11(a) hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on this Agreement or on a Subsidiary Guarantee no longer holds that office on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

     (c) Guarantors May Consolidate, Etc., on Certain Terms

         Except as set forth in Sections 7 and 8 hereof, nothing contained in this Agreement or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor.

         Except as set forth in Sections 7 and 8 hereof, nothing contained in this Agreement or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, that each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental agreement together with an Opinion of Counsel stating that the transaction and the supplemental agreement comply with this Agreement, executed and delivered to the Holders of the Securities by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merger, sale or conveyance and upon such assumption by the successor corporation or the purchasing corporation, as the case may be, by supplemental agreement, executed and delivered to the Securityholder, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Notwithstanding the foregoing, a Subsidiary Guarantor may be released from its Subsidiary Guarantee and its related obligations under this Agreement if 80% or more of the capital stock of such Guarantor is sold to another Person or if such Guarantor consolidates with, merges into or sells all or substantially all of its assets to, another Person, in accordance and compliance with the requirements of this Agreement.

     (d) Limitation of Guarantor's Liability

         Each Guarantor hereby confirms that it is its intention that its Subsidiary Guarantee is not and shall not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each of the Guarantors hereby irrevocably agrees that the Obligations under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of each of the Guarantors that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among each of the Guarantors and other Affiliates of the Company of payments made by guarantees by such parties, result in the Obligations of each of the Guarantors in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

     (e) Additional Subsidiary Guarantees

         In the event any Subsidiary is required to become a Guarantor by the provisions of Section of this Agreement or in the event such Subsidiary's assets, liabilities, earnings or equity become more than "immaterial" or "inconsequential" to the Company and its Subsidiaries on a consolidated basis and the Company determines not to make such separate reporting of such Subsidiary activities as required by Commission interpretations under the Exchange Act and Regulation S-X, or if any Subsidiary is hereafter required to guarantee any Senior Debt or debt that ranks pari passu with the obligations of the Company and the Subsidiaries hereunder, then such Subsidiary shall guarantee payment of the Securities and the Obligations of the Company hereunder by executing a Subsidiary Guarantee having the same terms and conditions as those set forth in this Section. Such new Subsidiary Guarantee shall be evidenced by the Subsidiary executing and delivering to the Securityholders a supplemental agreement and Subsidiary Guarantee which subjects such Subsidiary to the provisions of this Agreement, joint and severally, absolutely and unconditionally and fully as a Guarantor, and also delivers an opinion of counsel that such Subsidiary Guarantee is valid, binding and enforceable obligation of such Subsidiary, subject to such customary exceptions for bankruptcy and applicable principles.

 11. AMENDMENTS

     (a) Supplement or Waiver with Consent of Securityholders

         The terms of the Secured Notes may be amended or supplemented, and any past default, excluding Payment Default, or compliance with any provisions may be waived, with the consent of the holders of at least a majority in principal amount of the Securities then outstanding.

     (b) Without Consent of Securityholders

         Without the consent of each holder of an outstanding Securities, no amendment may (i) reduce the amount of Securities whose holders must consent to an amendment, (ii) reduce to rate of or extend the time for payment of interest on any Securities, (iii) reduce the principal of or extend the stated maturity of any Securities, (iv) reduce to premium payable upon redemption of any Securities or change the time at which any Securities may or shall be redeemed,
(v) make any Securities payable in money other than that stated in the Securities, or (vi) impair the right of any holder to institute suit for the enforcement of any payment on or with respect to any Securities, (vii) increase the conversion price or (viii) amend the provisions of this Section 12.

 12. TAXES AND INSURANCE

     (a) The Debtor shall pay promptly, when due, all sales, use, excise, personal property, income, withholding, and other taxes, assessments and governmental charges upon and in relation to the ownership or use of any of its assets, income or gross receipts for which the Debtor is or may be liable, except to the extent any such liabilities are being contested in good faith by appropriate proceedings and adequate reserves therefor have been posted on the books of Debtor in accordance with generally accepted accounting principles.

     (b) In the event the Debtor shall fail to pay any tax, assessment, levy or government charge or to discharge any lien (other than Permitted Liens) or contest the same in good faith, then Secured Party, without waiving or releasing any obligation or default of the Debtor hereunder, may at any time or times thereafter make such payment, settlement, compromise or release or cause to be released any such lien, or take any other action with respect thereto which the Secured Party deems advisable. All sums paid by Secured Party in satisfaction of, or on account of, any tax, levy assessment or governmental charge, or to discharge or release any lien, and any expenses, including attorneys' fees, court costs and other charges related thereto, shall become a part of the Obligations secured by the Collateral, payable on demand. Nothing herein shall be deemed to require or obligate Secured Party to make such payment, settlement, compromise or release.

     (c) The Debtor shall keep all insurable Collateral insured, at no expense to Secured Party, against loss or damage by fire, theft, explosion and such other risks, as are ordinarily insured against by other owners or users of similar property in similar businesses, for the full insurable value thereof, by policies of insurance in such form and with such companies as are reasonably satisfactory to Secured Party. The Secured Party shall be named as a loss payee on each such policy of insurance.

     (d) Copies of all insurance policies covering the Collateral, or, at the option of Secured Party, certificates evidencing insurance coverage, listing the risks covered thereby shall be delivered to Secured Party, upon its written request. The Debtor hereby grants to Secured Party a continuing security interest in and to all said policies and the proceeds thereof to secure the repayment of all Obligations, and the Debtor agrees that Secured Party shall have the right, upon the occurrence of an Event of Default, as defined in this Agreement, in the Debtor's name, or in the name of Secured Party, to file claims under any insurance policies covering the Collateral, to receive any payments that may be made thereunder, and to execute any and all documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (e) If the Debtor shall at any time or times hereafter fail to obtain and maintain any of the policies of insurance required above, or fail to pay any premium in whole or in part relating to any such policies, Secured Party may, but shall not be obligated to, obtain or cause to be obtained any or all of such policies and pay any part or all of the premiums due thereunder, without thereby waiving any default by the Debtors, and any sum so disbursed by Secured Party shall become a part of the Obligations secured by the Collateral, payable on demand.

 13. REMEDIES UPON AN EVENT OF DEFAULT WITH RESPECT TO COLLATERAL

     (a) Upon the occurrence of an Event of Default, Secured Party shall have, in addition to any other rights and remedies contained in this Agreement, all the rights and remedies of a secured party under the Uniform Commercial Code of New York, or any other applicable state, all of which shall be cumulative to the extent permitted by law.

     (b) In addition to all other rights and remedies, upon the occurrence of an Event of Default, Secured Party may sell, lease or make any other disposition of the Collateral, free from any right of redemption after such sale, which right of redemption the Debtor hereby waives, for cash, credit or any other accommodation thereof, and Secured Party may purchase all or any part of the Collateral at a public or, to the extent permitted by law, private sale after giving the Debtor ten (10) days' notice, which notice is hereby agreed to be reasonable. The notice of such sale shall (i) in the case of a public sale, state the time and place fixed for such sale and (ii) in the case of a private sale, state the date after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. Secured Party may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale and such sale may be made at any time or place to which the same may be so adjourned. The proceeds of any sale or other disposition of any part of the Collateral shall be applied by Secured Party to the then outstanding balance of the Obligations (including any costs or sums advanced by Secured Party hereunder or incurred by Secured Party hereunder) in such order of application as Secured Party in its sole discretion may elect. The Debtor shall be liable to Secured Party for any deficiency.

     (c) Secured Party shall have the right to apply all proceeds from the sale of Collateral to any of the Obligations in such order as Secured Party shall determine.

     (d) Should the Debtor fail to perform or observe any covenant or comply with any condition contained in any agreement or instrument to which Debtor is a party relating to the Collateral, then Secured Party, without obligation to do so and without notice to or demand upon the Debtor, and without releasing the Debtor from its obligations to Secured Party, may perform such covenant or satisfy such condition. If Secured Party shall incur any costs or expenses of litigation in connection with the enforcement of its rights hereunder, all such costs, expenses, and payments shall become part of the Obligations secured hereby, and shall be immediately due and payable upon demand.

     (e) Upon the occurrence of an Event of Default and without written notice thereof, Secured Party shall have the right to enter and remain upon the property of Debtor, without cost or charge to Secured Party, and to effectuate any or all of the remedies herein, for liquidating or collecting the Collateral, or for conducting and preparing for the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, Secured Party may remove from such premises the Collateral and any records with respect thereto, and take the same to the premises of Secured Party at such times as the Secured Party may desire, in order to effectively collect or liquidate the Collateral. In addition, upon an Event of Default, the Debtor, at its own cost, shall assemble all the Collateral and make it available to Secured Party, in its sole discretion, by written notice to the Debtor, which notice shall specify the place of assembly and the time when the Collateral must be made available to the Secured Party.

     (f) Secured Party's failure, at any time or times hereafter, to require strict performance by the Debtor of any of the provisions, warranties, terms and conditions contained in this Security Agreement shall not waive, affect or diminish any right of Secured Party at any time or times hereafter to demand strict performance thereof and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto and whether of the same or different type.

     (g) The Debtor hereby constitutes Secured Party or its designee as the Debtor's attorney-in-fact, effective upon the occurrence of an Event of Default, to endorse the Debtor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment, and to do all other acts or things necessary to carry out this Security Agreement. The Debtor hereby waives notice of presentment, protest and dishonor of any instrument so endorsed by Secured Party. All acts of said attorney-in-fact or designee are hereby authorized or ratified and said attorney-in-fact or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or loss except to the extent caused by the gross negligence or willful misconduct of the Secured Party or such designee. This power is coupled with an interest and is irrevocable while the Obligations remain unpaid. The granting of the power of attorney herein shall be in addition to any other power of attorney granted to Secured Party and shall in no way limit any other powers granted herein.

     (h) Upon the occurrence of an Event of Default, Secured Party shall have the right to exercise any and all of the foregoing remedies, without regard to the adequacy of the security for the Obligations, and with or without the commencement of any legal or equitable action or the appointment of any receiver or trustee. The Secured Party shall exercise any and all rights and remedies hereunder only upon the instructions of the holders of not less than 50% in principal amount of the Notes.

     (i) After the earlier of (i) termination of this Agreement and the payment in full of the Obligations and (ii) conversion of all of the Notes pursuant to this Agreement, any proceeds of the Collateral received or held by the Secured Party shall be turned over to the Debtor and the Collateral shall be reassigned to the Debtor by the Secured Party without recourse to the Secured Party and without any representations, warranties or agreements of any kind.



 14. MISCELLANEOUS

     (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York County and they hereby submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts in New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

     (b) Whenever reference is made to any of the parties in this Security Agreement, such reference shall be deemed to include the successors and assigns of such party, and all covenants, provisions and agreements by or on behalf of the Debtor in this Agreement shall inure to the benefit of the successors and assigns of the Secured Party.

     (c) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     (d) Any invalidity or limitation on the enforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of any other provision hereof and the remaining provisions of this Agreement shall continue and remain in full force and effect.

     (e) The captions of the various sections and paragraphs of this Agreement have been included only for the purposes of convenience and are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     (f) No waiver of any breach of any covenant, agreement or undertaking contained herein shall operate as a waiver of any subsequent breach of the same covenant, agreement or undertaking or as a waiver of any breach of any other covenant, agreement or undertaking. In the case of a breach by any party of any covenant, agreement or undertaking, the nonbreaching party may nevertheless accept from the other any payment or performance without waiving its right to exercise any right or remedy provided herein or otherwise with respect to any such breach which was in existence at the time such payment or performance was accepted by it. No failure of any party to exercise any power given herein or to insist upon strict compliance with any covenant, agreement or undertaking contained herein, and no custom or practice which varies from the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof. The waiver by any party of a breach of any covenant, agreement or undertaking contained herein shall be made only by a written waiver in each case, and no such waiver shall operate or be construed as a waiver of any prior or subsequent breach.

     (g) This Agreement and the Loan Documents embody the entire understanding and agreement among the parties pertaining to the subject matter hereof, and all prior agreements and understandings of the parties, whether written or oral, are terminated and superseded by this Agreement and shall be deemed merged herein.

     (h) Except as otherwise expressly provided herein, all rights, powers and privileges conferred hereunder upon any party shall be cumulative and not restrictive of those given by law. No remedy herein conferred is exclusive of any other available remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given by agreement or now or hereafter existing at law or in equity or by statute.

     (i) If the Obligations shall be collected through an attorney at law, the Debtor shall be responsible for the costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     (j) Any notice, payment, demand, instruction or communication required or permitted to be given by this Agreement shall be in writing and shall be given by hand delivery, overnight messenger or certified mail, return receipt requested, addressed to the appropriate party at the address stated below:

    If to the Debtor:
    Credit Depot Corporation
    700 Wachovia Center
    Gainesville, Georgia 30501
           Attn:Gerald F.  Sullivan, President and Chief Executive Officer

    If to the Holders' Agent:

     Thieme Consulting, Inc.
     1370 Avenue of the Americas
     New York, New York  10019

     (k) The parties hereto agree that time is of the essence in the execution and performance of this Agreement.

   Any notice sent by Federal Express or other nationally recognized overnight courier service or hand delivery shall be deemed made on the date received and any notice sent by certified mail shall be deemed made three (3) days after mailing.


     IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement the day and year first above written.

                                SECURED PARTY:

                                _________________________________

                                By:___________________________ (Seal)

                                   Its:  ___________________

                                DEBTOR:

                                CREDIT DEPOT CORPORATION

                                By:  __________________________ (Seal)
                                     GERALD F. SULLIVAN
                                     Its:  President and Chief Executive Officer

                                                                      Schedule I

                              FILING JURISDICTIONS



Clerk of the Superior Court, Hall County, Georgia



                                     36